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                                                                   Exhibit 10.26

                            Stock Pledge Agreement

     This Stock Pledge Agreement ("Agreement") is made and entered into as of this 14th day of January, 2000 ("Effective Date") by and between Robert H. Ewald ("Pledgor") and E-STAMP CORPORATION, a Delaware corporation ("E-Stamp").

                                   RECITALS
                                   --------

     A. E-Stamp agreed to make a loan ("Loan") to Pledgor in the amount of Borrower's personal income and payroll tax liability arising in calendar year 1999 from a stock award of one hundred thousand (100,000) shares of common stock of E-Stamp ("Shares") granted by E-Stamp to Borrower on August 18, 1999.

     B. Pledgor now desires to borrow the sum of Four Hundred Nine Thousand Nine Hundred Sixty-two and 00/100 Dollars ($409,962.00) from E-Stamp to pay Pledgor's personal income and payroll tax liability resulting from the issuance of the Shares, and to pledge all right, title and interest in and to sixty thousand (60,000) shares of common stock of E-Stamp ("Pledged Shares") upon the terms and conditions set forth hereinbelow.

     NOW, THEREFORE, Pledgor hereby covenants and agrees as follows:

     1.   Pledge of Collateral.  Pledgor hereby pledges, assigns, grants and
          --------------------
delivers to E-Stamp a security interest in all of Pledgor's right, title and interest in and to the Pledged Shares and all cash and noncash proceeds and substitutions thereof (collectively, the "Pledged Collateral") as security for the prompt performance of Pledgor's obligations under the Loan. The Pledged Shares are more particularly described on Exhibit A attached hereto.

     2.   Pledgor's Covenants.  Pledgor hereby represents, warrants and
          -------------------
covenants to E-Stamp as follows:

          (a) Pledgor is the owner of the Pledged Collateral.

          (b) The Pledged Collateral is free and clear of any security interests, liens, encumbrances or other interests other than the security interest created by this Agreement.

          (c) Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of E-Stamp and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement.

          (d) Pledgor shall not sell, transfer, assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral, and shall not permit Pledgor's rights in the Pledged Collateral to be reached by attachment, levy or other judicial process.

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          (e) At E-Stamp's request, Pledgor shall execute and acknowledge such other documents and instruments which E-Stamp deems necessary or desirable to evidence, continue or preserve E-Stamp's security interest in the Pledged Collateral and/or to otherwise effect any of the terms of this Agreement.

     The foregoing representations, warranties and covenants shall survive the termination of this Agreement.

     3.   Partial Release; Payment of Proceeds.
          ---------------- -------------------

          (a) Provided that Pledgor has not been in default hereunder or under the Loan and the Loan is not otherwise due and payable, the security interest created hereunder in the Pledged Collateral shall, from time to time, be partially released on the applicable release dates pursuant to the schedule attached hereto as Exhibit A.

          (b) All monies or other proceeds payable to Pledgor in connection with the sale or transfer of any Pledged Shares shall be applied first to the payment of principal, accrued interest and other charges then outstanding under the Loan. Upon Pledgor's payment to E-Stamp of all principal, accrued interest and other charges under the Loan and this Agreement, the security interest created under this Agreement shall automatically terminate, and E-Stamp shall promptly deliver to Pledgor any remaining Pledged Collateral then held by E-Stamp.

          (c) With respect to the disposition of any Pledged Shares, Pledgor shall instruct Pledgor's stock broker ("Broker") to pay directly to E-Stamp from Broker's account an amount equal to the lesser of (i) the sales price of the Pledged Shares, less commissions, or (ii) the amount of principal, accrued interest and other charges then outstanding under the Loan. E-Stamp shall have no obligation to deliver the Pledged Shares to Broker unless and until E-Stamp receives written confirmation from Broker that the foregoing payment shall be promptly made by Broker to E-Stamp.

          (d)  E-Stamp shall retain possession of the Pledged Collateral until
(i) all principal, accrued interest and other charges under the Loan have been paid in full, (ii) Pledgor effects the sale of the Pledged Shares and applies the applicable proceeds to any principal, accrued interest and other charges then outstanding under the Loan as provided herein, or (iii) with regard to the partial release of the security interest Pledged Collateral pursuant to Section 3(a) above, the applicable release date set forth on Exhibit A. If Pledgor desires to sell any such Pledged Shares, Pledgor shall instruct Broker to pay directly to E-Stamp from Broker's account an amount equal to the lesser of (y) the sales price of the Pledged Shares, less commissions, or (z) the amount of principal, accrued interest and other charges then outstanding under the Loan. E-Stamp shall have no obligation to deliver the Pledged Shares to Pledgor or Broker unless and until E-Stamp receives written confirmation from Broker that the foregoing payment shall be promptly made by Broker to E-Stamp.

          (e) All instructions required to be submitted by Pledgor to Broker shall be irrevocable and in writing, with a copy thereof delivered concurrently to E-Stamp. All proceeds paid for the Pledged Shares (less commissions) and otherwise payable to E-Stamp hereunder shall be deposited directly into the account of Broker for payment to E-Stamp. E-Stamp's delivery of any Pledged Shares to Broker shall be for the sole purpose of facilitating the sale of such Pledged Shares, and E-Stamp's security interest therein shall continue until Broker shall have paid to E-Stamp all applicable sums as required hereinabove.

     4.   Events of Default.  Each of the following shall constitute an event of
          -----------------
default ("Event of Default") hereunder:

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          (a) The failure by Pledgor to observe or perform any of the provisions of this Agreement or to pay any amount due under the Loan and/or this Agreement.

          (b) The inaccuracy or breach of any warranty, representation or statement made or furnished to E-Stamp by or on behalf of Pledgor.

          (c) The assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against Pledgor.

          (d) The seizure or attachment of, or a levy on all or any portion of the Pledged Collateral.

     5.   E-Stamp's Remedies Upon Default.
          -------------------------------

          (a) Upon the occurrence of an Event of Default, E-Stamp shall have the right to:

              (i) Declare all of the obligations and liabilities of Pledgor under the Loan immediately due and payable;

              (ii) Repurchase all or part of the Pledged Shares from Pledgor for a purchase price equal to the lesser of (i) the fair market value of such Pledged Shares as of the date of the Event of Default, or (ii) the fair market value of such shares as of the date of repurchase. The fair market value shall be the closing sales price of the common stock of E-Stamp as reported in the Wall Street Journal as of the applicable date set forth herein; and/or

              (iii) Exercise any and all rights of a secured party under the Uniform Commercial Code of the State of California which E-Stamp, in its sole judgment, deems necessary or appropriate, including, without limitation, the right to sell or otherwise dispose of all or any part of the Pledged Collateral.

          (b) After the repurchase, sale or transfer of any of the Pledged Collateral, E-Stamp may deduct all reasonable attorneys' fees, brokerage commissions and other expenses incurred by E-Stamp in preserving, collecting, selling, repurchasing and/or delivering the Pledged Collateral and for enforcing its rights with respect to the Loan and this Agreement, and shall apply the residue of the proceeds to, or hold as a reserve against, the Loan in such manner as E-Stamp in its reasonable discretion shall determine, and shall thereafter pay the balance, if any, to Pledgor.

     6    E-Stamp's Duties.  E-Stamp shall have no duty or liability for the
          ----------------
Pledged Collateral except for the exercise of reasonable care of the Pledged Collateral while in the possession of E-Stamp.

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     7.   General Provisions.
          ------------------

          (a) Successors and Assigns.  This Agreement shall bind and inure to
              ----------------------
the benefit of the respective heirs, successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without E-Stamp's prior written consent, which consent may be granted or withheld in E-Stamp's sole discretion.

          (b) Severability of Provisions.  Each provision of this Agreement
              --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision. In case one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, the invalidity, illegality or unenforceability of that provision shall not affect any other provision of this Agreement.

          (c) Joint and Several Obligations.  If Pledgor consists of more than
              -----------------------------
one person, the obligations of Pledgor shall be the joint and several obligations of all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

          (d) No Waiver.  No delay or omission by E-Stamp in exercising any
              ---------
right or remedy arising from any default of Pledgor shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. E-Stamp may, at its option, waive any of the conditions herein and any such waiver shall not be deemed the waiver of E-Stamp's rights hereunder. The waiver of any Event of Default shall not be construed as any waiver of or acquiescence in or consent to any preceding or subsequent Event of Default by Pledgor hereunder.

          (e) Collection Costs.  Pledgor shall promptly pay E-Stamp all
              ----------------
reasonable attorneys' fees and all costs and other expenses paid or incurred by E-Stamp in enforcing or

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exercising its rights or remedies created by, connected with or provided in this
Agreement, and payment thereof shall be secured by the Pledged Collateral.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the Effective Date.


                                    PLEDGOR:



                                    /s/ Robert H. Ewald
                                    ------------------------------
                                    Robert H. Ewald


                                    E-STAMP CORPORATION,
                                    a Delaware corporation


                                    By /s/ Ed Malysz
                                      ------------------------------------
                                    Its Vice President and General Counsel
                                       -----------------------------------
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                                   EXHIBIT A

                          LIST OF STOCK CERTIFICATES
                                      AND
                                 RELEASE DATES


                    Shares                       Release Date
                 ------------------------------------------------
                    7,500                       Effective Date
                 ------------------------------------------------
                    7,500                           2/18/00
                 ------------------------------------------------
                    7,500                           5/18/00
                 ------------------------------------------------
                    7,500                           8/18/00
                 ------------------------------------------------
                    7,500                          11/18/00
                 ------------------------------------------------
                    7,500                           2/18/01
                 ------------------------------------------------
                    7,500                           5/18/01
                 ------------------------------------------------
                    7,500                           8/18/01
                 ------------------------------------------------

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